SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 17, 2003

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Illinois	1-15659	74-2928353
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5800

Houston, Texas 77002

(Address of principal executive offices including Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Item 5. Other Events.

On November 17, 2003, Bruce A. Williamson, President and Chief Executive Officer of Dynegy Inc., provided testimony to the Illinois General Assembly relating to the agreed sale of substantially all of the assets and liabilities of Illinois Power Company, Dynegy’s regulated electric and natural gas utility subsidiary, to a subsidiary of Exelon Corporation. The testimony was presented in connection with certain proposed legislation that would permit the Illinois Commerce Commission to review the transaction within a nine-month period. A transcript of Mr. Williamson’s prepared testimony is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

This testimony contains statements intended as “forward-looking statements.” These statements include assumptions, expectations, predictions, intentions or beliefs about future events. More information about the risks and uncertainties relating to these forward-looking statements are found in Dynegy’s SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2002, as amended, and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, which are available free of charge on the SEC’s web site at http://www.sec.gov.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)    Financial Statements: Not applicable

(b)    Pro Forma Financial Information: Not applicable

(c)    Exhibits:

Exhibit No.	Document

99.1	Transcript of the testimony of Bruce A. Williamson as delivered to the Illinois General Assembly on November 17, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC. (Registrant)

Dated: November 18, 2003	By:	/s/ J. KEVIN BLODGETT

	Name: Title:	J. Kevin Blodgett Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Document

99.1	Transcript of the testimony of Bruce A. Williamson as delivered to the Illinois General Assembly on November 17, 2003.